Exhibit 16.1

May 8, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: America Great Health (Commission file number: 000-27873)

We have read the statements of America Great Health included under Item 4.01 of Form 8-K to be filed with the SEC on May 8, 2020 and agree with such statements as they pertain to our firm.

Sincerely,

MJF & Associates, APC

515 S. Flower Street, Suite 1800, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726